                     SECURITY BENEFIT LIFE INSURANCE COMPANY

               FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT

      THE COMPANY'S PROMISE

      In consideration of the Purchase Payments and the attached Application, Security Benefit Life Insurance Company (the "Company") will pay the benefits of this Contract according to its provisions.

      LEGAL CONTRACT

      PLEASE READ THE CONTRACT CAREFULLY. It is a legal Contract between the Owner and the Company. The Contract's table of contents is on page 2.

      FREE LOOK PERIOD-RIGHT TO CANCEL

      IF FOR ANY REASON THE OWNER IS NOT SATISFIED WITH THIS CONTRACT, HE OR SHE MAY RETURN IT TO THE COMPANY WITHIN 10 DAYS FROM THE DATE OF RECEIPT. IT MAY BE RETURNED BY DELIVERING OR MAILING IT TO THE COMPANY. IF RETURNED, THIS CONTRACT SHALL BE DEEMED VOID FROM THE CONTRACT DATE. THE COMPANY WILL REFUND ANY PURCHASE PAYMENTS MADE AND ALLOCATED TO THE FIXED ACCOUNT AND WILL REFUND SEPARATE ACCOUNT VALUE AS OF THE DATE THE RETURNED POLICY IS RECEIVED BY THE COMPANY.

      Signed for Security Benefit Life Insurance Company on the Contract Date.

                  [ROGER K. VIOLA]          [HOWARD R. FRICKE]
                     Secretary                  President

                      A BRIEF DESCRIPTION OF THIS CONTRACT

         This is a FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT.

      * Purchase Payments may be made until the earlier of the Annuity Payout Date or termination of the Contract.
      * A Death Benefit may be paid prior to the Annuity Payout Date according to the Contract provisions.
      * Annuity Payments begin on the Annuity Payout Date using the method specified in this Contract.

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. (SEE "ACCOUNT VALUE AND EXPENSE PROVISIONS" AND "ANNUITY PAYMENT PROVISIONS" FOR DETAILS.)

                                   [SBL LOGO]
                     SECURITY BENEFIT LIFE INSURANCE COMPANY
               A Member of The Security Benefit Group of Companies
                  700 SW Harrison Street, Topeka, KS 66636-0001
                       1-800-469-6587 for Customer Service

V6021 (R8-98)

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                                TABLE OF CONTENTS
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                                                       Page

CONTRACT SPECIFICATIONS...............................  3
DEFINITIONS...........................................  4-7
GENERAL PROVISIONS....................................  7-10
     The Contract.....................................  7, 8
     Compliance.......................................  8
     Misstatement of Age and Sex......................  8
     Evidence of Survival.............................  8
     Incontestability.................................  8
     Assignment.......................................  8
     Exchanges........................................  8, 9
     Limits on Exchanges..............................  10
     Claims of Creditors..............................  10
     Nonforfeiture Values.............................  10
     Participation....................................  10
     Statements.......................................  10
OWNERSHIP, ANNUITANT AND BENEFICIARY PROVISIONS.......  10,11
     Ownership........................................  10
     Joint Ownership..................................  11
     Annuitant........................................  11
     Primary and Secondary Beneficiaries..............  11
     Ownership and Beneficiary Changes................  11
PURCHASE PAYMENT PROVISIONS...........................  12
     Flexible Purchase Payments.......................  12
     Purchase Payment Limitations.....................  12
     Purchase Payment Allocation......................  12
     Place of Payment.................................  12
ACCOUNT VALUE AND EXPENSE PROVISIONS..................  12-15
     Account Value....................................  12
     Fixed Account Value..............................  12
     Fixed Account Interest Crediting.................  13
     Separate Account Value...........................  13
     Accumulation Unit Value..........................  13
     Net Investment Factor............................  14
     Determining Accumulation Units...................  14
     Mortality and Expense Risk Charge................  14
     Premium Tax Expense..............................  14
     Mutual Fund Expenses.............................  15
WITHDRAWAL PROVISIONS.................................  15-17
     Withdrawals......................................  15,16
     Withdrawal Value.................................  16
     Withdrawal Charge................................  16
     Payment Adjustment...............................  16,17
     Date of Request..................................  17
     Systematic Withdrawals...........................  17
     Payment of Withdrawal Benefits...................  17
DEATH BENEFIT PROVISIONS..............................  18,19
     Death Benefit....................................  18
     Proof of Death...................................  19
     Distribution Rules...............................  19
ANNUITY PAYMENT PROVISIONS............................  20-26
     Annuity Payout Date..............................  20
     Change of Annuity Payout Date....................  20
     Annuity Options..................................  20-23
     Payment Adjustment Upon Death of Joint
     Annuitant........................................  23
     Annuity Payout Amount............................  24
     Fixed Annuity Payments...........................  24
     Variable Annuity Payments........................  24
     Annuity Tables...................................  24
     Annuity Payments.................................  25
     Payment Units....................................  25,26
     Payment Unit Value...............................  26
AMENDMENTS OR ENDORSEMENTS, if any

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                             CONTRACT SPECIFICATIONS
--------------------------------------------------------------------------------
OWNER NAME:  John A. Doe                      CONTRACT NUMBER:  Specimen

JOINT OWNER NAME:  Mary K. Doe                CONTRACT DATE:  6-30-2023

ANNUITANT NAME:  John A. Doe                  ANNUITY PAYOUT DATE:  7-1-2023

ANNUITANT DATE OF BIRTH:  10-30-1953          LIQUIDITY PERIOD EXPIRATION
                                              DATE:  6-30-2028

ANNUITANT GENDER:  Male                       PERIOD CERTAIN EXPIRATION
                                              DATE:  6-30-2038

PRIMARY BENEFICIARY                           PLAN:  IRA
NAME:  Linda L. Doe

SECONDARY BENEFICIARY                         ASSIGNMENT:This policy may not be
NAME:  John A. Doe, Jr.                       assigned. See Assignment Provision
                                              of your Policy.
--------------------------------------------------------------------------------
INITIAL PURCHASE PAYMENT......................$10,000

MINIMUM SUBSEQUENT PURCHASE PAYMENTS          $1,000 or $200 through an
PAYMENTS......................................automatic investment program

MINIMUM SYSTEMATIC WITHDRAWAL.................$100

MORTALITY AND EXPENSE RISK CHARGE.............0.55% Annually (1.40% Annually for
                                              Option 9)

WITHDRAWAL CHARGE (OPTION 9 ONLY).............
Year of Withdrawal from Annuity Payout Date*  1       2      3      4       5
Withdrawal Charge                             ----------------------------------
                                              5%      4%     3%     2%      1%

*Withdrawals under Option 9 are available only during the Liquidity Period

GUARANTEED RATE...............................3%

ANNUITY OPTION................................Life Income with Liquidity
                                              (Option 9)
PERIOD CERTAIN                                15 Years
JOINT & SURVIVOR PERCENTAGE                   100%
FLOOR PAYMENT                                 $450

BASIS OF ANNUITY TABLES.......................1983(a) Mortality Table with mortality improvement using
                                              Projection Scale G

ASSUMED INTEREST RATE.........................3.5% Annually

SEPARATE ACCOUNT..............................T. Rowe Price Variable Annuity
                                              Account
SUBACCOUNT:
  Prime Reserve Subaccount (Not available under Option 9); Limited-Term Bond Subaccount; Personal Strategy Balanced Subaccount; Equity Income Subaccount; Mid-Cap Growth Subaccount; International Stock Subaccount; New America Growth Subaccount.

METHOD FOR DEDUCTIONS:
  Deductions for any Premium Taxes will be allocated proportionately to the Owner's Account Value in the Subaccounts and the Fixed Account.

  The Annuity Payout Date and Annuity Option are assigned automatically and may be changed by the Owner prior to the Annuity Payout Date. See "Change of Annuity Payout Date" and "Annuity Options."

--------------------------------------------------------------------------------
DEFINITIONS
--------------------------------------------------------------------------------

ACCOUNT
  An Account is one of the Subaccounts or the Fixed Account.

ACCUMULATION UNIT
  The Accumulation Unit is a unit of measure. It is used to compute Separate Account Value. It is also used to compute the Variable Annuity Payments for Annuity Options 5 through 7.

ANNUITANT
  An Annuitant is a person on whose life the Annuity Payments depend for Annuity Options 1 through 4 and 9. The Annuitant receives Annuity Payments under this Contract. Please see "Annuitant" provisions on page 11.

ANNUITY OPTION
  An Annuity Option is a set of provisions that form the basis for making Annuity Payments. The Annuity Option is set prior to the Annuity Payout Date.

ANNUITY PAYMENTS
  Annuity Payments are payments made according to the provisions of the Annuity Option selected. Annuity Payments begin on the Annuity Payout Date and are made on the same date of each month on a monthly, quarterly, semiannual or annual basis. Please see "Annuity Payment Provisions" on pages 20 through 27.

ANNUITY PAYOUT DATE
  The Annuity Payout Date is the date on which Annuity Payments begin. This date may be changed by the Owner. The Annuity Payout Date is set forth on page 3. Please see "Annuity Payout Date" on page 20.

AUTOMATIC EXCHANGES
  Automatic Exchanges are Exchanges among the Subaccounts and the Fixed Account prior to the Annuity Payout Date. Such Exchanges are made automatically on a periodic basis by the Company at the written request of the Owner. The Company reserves the right to discontinue, modify or suspend Automatic Exchanges.

COMPANY
  The Company is Security Benefit Life Insurance Company, 700 SW Harrison Street, Topeka, Kansas 66636-0001.

CONTRACT ANNIVERSARY
  A Contract Anniversary is a 12-month anniversary of the Contract Date.

CONTRACT DATE
  The Contract Date is the date the Contract begins. The Contract Date is set forth on page 3.

CONTRACT YEAR
  Contract Years are measured from the Contract Date.

CURRENT INTEREST
  The Company may in its discretion pay Current Interest on Fixed Account Value at a rate that exceeds the Guaranteed Rate set forth on page 3. The Company will declare the rate of Current Interest, if any, from time to time.

DESIGNATED BENEFICIARY
  Upon the death of the Owner or Joint Owner, the Designated Beneficiary will be the first person on the following list who is alive on the date of death:
    1.   Owner;
    2.   Joint Owner;
    3.   Primary Beneficiary;
    4.   Secondary Beneficiary;
    5.   Annuitant; and
    6.   the Owner's estate if no one listed above is alive.

  The Designated Beneficiary receives a death benefit upon the death of the Owner prior to the Annuity Payout Date.

  Under certain Annuity Options, the Designated Beneficiary receives a death benefit upon the death of the Annuitant(s). Please see "Ownership, Annuitant and Beneficiary Provisions" on page 11, "Death Benefit Provisions" on pages 18 through 20 and "Annuity Options" on pages 21 through 24.

EXCHANGE
  An Exchange is an Exchange of Account Value or Payment Units of one Subaccount for the equivalent dollar amount of Account Value or Payment Units of another Subaccount(s). An Exchange also includes Exchanges of Account Value among the Subaccounts and the Fixed Account.

FIXED ACCOUNT
  The Fixed Account is part of the Company's general account. The Company manages the general account and guarantees that it will credit interest on Fixed Account Value at an annual rate at least equal to the Guaranteed Rate. This Rate is set forth on page 3.

GUARANTEE PERIOD
  Current Interest, if declared, is fixed for rolling periods of one or more years, referred to as Guarantee Periods. The Company may offer Guarantee Periods of different durations.

  The Guarantee Period that applies to any Fixed Account Value:

  (1) starts on the date that such Account Value is allocated to the Fixed Account pursuant to:
      (a) a Purchase Payment Received by the Company; or
      (b) an Exchange to the Fixed Account; and

  (2) ends on the last day of the same month in the year in which the Guarantee Period expires.

  When any Guarantee Period expires, a new Guarantee Period shall start for such Account Value on the date that follows such expiration date. Such new period shall end on the immediately preceding date in the year in which the Guarantee Period expires. For example, assuming a one-year Guarantee Period, Account Value exchanged to the Fixed Account on June 1 would have a Guarantee Period starting on that date and ending on June 30 of the following year. A new Guarantee Period for such Account Value would start on July 1 of that year and end on June 30 of the following year.

HOME OFFICE
  The address of the Company's Home Office is Security Benefit Life Insurance Company, 700 SW Harrison Street, Topeka, Kansas 66636-0001.

JOINT OWNER
  The Joint Owner, if any, shares an undivided interest in the entire Contract with the Owner. The Joint Owner, if any, is named on page 3. Please see "Joint Ownership" provisions on page 11.

LIQUIDITY PERIOD
  Under Option 9, the Liquidity Period is the period of time during which the Owner may withdraw Account Value. The Liquidity Period begins on the Annuity Payout Date and ends on the Valuation Date preceding the 61st Annuity Payment. The Liquidity Period Expiration Date is set forth on page 3.

NONNATURAL PERSON
  Any group or entity that is not a living person, such as a trust or corporation.

NONQUALIFIED CONTRACT
  A Contract that is not a Qualified Contract.

OWNER
  The Owner is the person who has all rights under the Contract. The Owner is named on page 3. Please see "Ownership" provisions on page 11.

PAYMENT UNIT
  The Payment Unit is a unit of measure used to compute Variable Annuity Payments for Annuity Options 1 through 4, 8 and 9.

PREMIUM TAX
  Any Premium Taxes levied by a state or other entity will be charged against this Contract. When Premium Tax is assessed after the Purchase Payment is applied, it will be deducted as described on page 3.

PURCHASE PAYMENT
  A Purchase Payment is money Received by the Company and applied to the Contract.

QUALIFIED CONTRACT
  A Contract issued in connection with a plan qualified under Section 401, 403, 408 or a similar provision of the Internal Revenue Code.

RECEIVED BY THE COMPANY
  The phrase "Received by the Company" means receipt by the Company in good order at its Home Office, 700 SW Harrison, Topeka, Kansas 66636-0001.

SEPARATE ACCOUNT
  The Separate Account set forth on page 3 is a separate account established and maintained by the Company under Kansas law. The Separate Account is registered with the Securities and Exchange Commission (SEC) under the Investment Company Act of 1940 as a Unit Investment Trust. It was established by the Company to support variable annuity contracts. The Company owns the assets of the Separate Account and maintains them apart from the assets of its general account and its other separate accounts. The assets held in the Separate Account equal to the reserves and other contract liabilities with respect to the Separate Account may not be charged with liabilities arising from any other business the Company may conduct.

  Income and realized and unrealized gains and losses from assets in the Separate Account are credited to, or charged against, the Separate Account without regard to the income, gains or losses from the Company's general account or its other separate accounts. The Separate Account is divided into Subaccounts set forth on page 3. Income and realized and unrealized gains and losses from assets in each Subaccount are credited to, or charged against, the Subaccount without regard to income, gains or losses in the other Subaccounts. The Company has the right to transfer to its general account any assets of the Separate Account that are in excess of the reserves and other contract liabilities with respect to the Separate Account. The value of the assets in the Separate Account on each Valuation Date is determined as of the end of each Valuation Date.

SUBACCOUNTS
  The Separate Account is divided into Subaccounts which invest in shares of mutual funds. Each Subaccount may invest its assets in a separate class or series of a designated mutual fund or funds. The Subaccounts are set forth on page 3. Subject to the regulatory requirements then in force, the Company reserves the right to:

  1. change or add designated mutual funds or other investment vehicles;
  2. add, remove or combine Subaccounts;
  3. add, delete or make substitutions for securities that are held or purchased by the Separate Account or any Subaccount;
  4. operate the Separate Account as a management investment company;
  5. combine the assets of the Separate Account with other separate accounts of the Company or an affiliate thereof;
  6. restrict or eliminate any voting rights of the Owner with respect to the Separate Account; and
  7. terminate and liquidate any Subaccount.

  If any of these changes result in a material change to the Separate Account or a Subaccount, the Company will notify the Owner of the change. The Company will not change the investment policy of any Subaccount in any material respect without complying with the filing and other procedures of the insurance regulators of the state of issue.

SUBACCOUNT NET ASSET VALUE
  The Subaccount Net Asset Value is equal to:

  (1) the net asset value of all shares of the underlying mutual fund held by the Subaccount; plus
  (2) any cash or other assets of the Subaccount; less
  (3) all liabilities of the Subaccount.

VALUATION DATE
  A Valuation Date is each day that both the New York Stock Exchange and the Company's Home Office are open for business.

VALUATION PERIOD
  A Valuation Period is the interval of time from the close of one Valuation Date to the close of the next Valuation Date.

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GENERAL PROVISIONS
--------------------------------------------------------------------------------

THE CONTRACT
  The entire Contract between the Owner and the Company consists of:

  (1) this Contract;
  (2) the attached Application; and
  (3) any Amendments, Endorsements or Riders to the Contract.

  All statements made in the Application will, in the absence of fraud, as ruled by a court of competent jurisdiction, be deemed representations and not warranties. The Company will use no statement made by or on behalf of any Owner or Annuitant to void this Contract unless it is in the written Application. Any change in the Contract can be made only with the written consent of the President, a Vice President, or the Secretary of the Company.

  The Purchase Payment and the Application must be acceptable to the Company under its rules and practices. If they are not, the Company's liability shall be limited to a return of the Purchase Payments.

COMPLIANCE
  The Company reserves the right to make any change to the provisions of this Contract to comply with or give the Owner the benefit of any federal or state law. This includes, but is not limited to: (1) requirements for annuity contracts under the Internal Revenue Code; or (2) the laws of any state. The Company will provide the Owner with a copy of any such change and also will file such a change with the insurance regulatory officials of the state in which the Contract is delivered.

MISSTATEMENT OF AGE AND SEX
  If the age or sex of any Annuitant has been misstated, Annuity Payments shall be adjusted, when allowed by law, to the amount which would have been payable based upon the correct age or sex. Proof of the age of an Annuitant may be required at any time, in a form acceptable to the Company. If Annuity Payments have already commenced and the misstatement has caused an underpayment, the full amount due will be paid with the next scheduled Annuity Payment. If the misstatement has caused an overpayment, the amount due will be deducted from one or more future Annuity Payments.

EVIDENCE OF SURVIVAL
  When any Annuity Payments under this Contract depend on the Annuitant being alive on a given date, proof that the Annuitant is living may be required by the Company. Such proof must be in a form acceptable to the Company, and may be required prior to making the Annuity Payments.

INCONTESTABILITY
  This Contract will not be contested after it has been in force for two years from the Contract Date during the life of the Owner.

ASSIGNMENT
  Please refer to page 3 to see if this Contract may be assigned. If so, no Assignment under this Contract is binding unless Received by the Company in writing. The Company assumes no responsibility for the validity, legality, or tax status of any Assignment. The Assignment will be subject to any payment made or other action taken by the Company before the Assignment is Received by the Company. Once filed, the rights of the Owner, Annuitant and Beneficiary are subject to the Assignment. Any claim is subject to proof of interest of the assignee.

EXCHANGES
  Certain Exchanges of Account Value or Payment Units are permitted under the Contract. An Owner may make only six Exchanges per Contract Year. Automatic Exchanges are not included in the six Exchanges allowed per Contract Year. Annuity Payments after an Exchange will reflect the new allocation of Account Value or Payment Units among the Subaccounts and the Fixed Account.

  An Exchange may be effected by submitting a written request to the Company or by any other means permitted by the Company. The Company will effect an Exchange to or from a Subaccount on the basis of Accumulation Unit Value (or, if applicable, Payment Unit Value) as of the close of the Valuation Period in which all information required to make the Exchange is Received by the Company.

  Prior to the Annuity Payout Date, Account Value may be Exchanged among the Subaccounts and the Fixed Account.

  Account Value may be Exchanged from the Fixed Account only:

  (1) during the calendar month in which the applicable Guarantee Period expires; and
  (2) pursuant to an Automatic Exchange.

  Exchanges of Fixed Account Value shall be made:

  (1) first from Fixed Account Value for which the Guarantee Period expires during the calendar month in which the Exchange is effected;
  (2) then in the order that starts with Fixed Account Value which has the longest amount of time before its Guarantee Period expires; and
  (3) ends with that which has the least amount of time before its Guarantee Period expires.

  Annuity Options 1 through 4 and 8 provide for fixed payments (a "Fixed Annuity") or payments that vary according to the performance of the Subaccounts (a "Variable Annuity"). If a Variable Annuity under one of Annuity Options 1 through 4 or 8 is elected, the Owner may Exchange Payment Units only among the Subaccounts.

  Annuity Options 5 through 7 provide for:

  (1) a Fixed Annuity;
  (2) a Variable Annuity; or
  (3) a combination Fixed and Variable Annuity.

  Account Value may be Exchanged among the Subaccounts and the Fixed Account under Annuity Options 5 through 7. Account Value may be Exchanged from the Fixed Account only during the calendar month in which the applicable Guarantee Period expires.

  Annuity Option 9 provides for a Variable Annuity. Account Value may be Exchanged among the Subaccounts during the Liquidity Period under Option 9. After the Liquidity Period, Payment Units may be Exchanged among the
  Subaccounts. An Owner's Exchange of Account Value under Option 9 will automatically effect a corresponding Exchange of Payment Units. Exchanges under Option 9 do not affect the amount of Annuity Payments until such amount is reset as discussed under "Payment Units" on pages 26 and 27.

LIMITS ON EXCHANGES
  The Company reserves the right to:

  (1) limit the amount of Account Value that may be subject to Exchanges;
  (2) limit the amount of Account Value remaining in an Account after an Exchange;
  (3) waive or limit the number of Exchanges allowed each Contract Year;
  (4) impose conditions on the right to Exchange; and
  (5) suspend Exchanges.

  Exchanges of Account Value must be at least $500 or, if less, the remaining balance in the Fixed Account or a Subaccount.

  The Company reserves the right to delay Exchanges from the Fixed Account for up to 6 months as required by most states. The Company will inform the Owner if there will be a delay.

CLAIMS OF CREDITORS
  The Account Value and other benefits under this Contract are exempt from the claims of creditors of the Owner to the extent allowed by law.

NONFORFEITURE VALUES
  The Death Benefits, Withdrawal Values and Annuity Payout Amounts will at least equal the minimum required by law.

PARTICIPATION
  The Company may pay dividends on some of its contracts. The Company, however, does not expect dividends to become payable on this Contract. At the end of each Contract Year the Company will determine the Contract's dividend, if any. The Owner may choose to have it: (1) added to the Account Value; or (2) paid in cash. If no choice is made, any dividend will be added to Account Value.

STATEMENTS
  At least once each Contract Year the Owner shall be sent a statement including any current Account Value and any other information required by law. The Owner may send a written request for a statement at other intervals. The Company may charge a reasonable fee for statements at such other intervals.

--------------------------------------------------------------------------------
OWNERSHIP, ANNUITANT AND BENEFICIARY PROVISIONS
--------------------------------------------------------------------------------

OWNERSHIP
  During the Owner's lifetime, all rights and privileges under the Contract may be exercised only by the Owner. If the purchaser names someone other than himself or herself as Owner, the purchaser has no rights in the Contract. No Owner may be older than age 85 on the Contract Date. Upon the Owner's death, all rights and privileges under the Contract may be exercised by: (1) the Designated Beneficiary if death occurs prior to the Annuity Payout Date; or
  (2) the Annuitant(s) if death occurs on or after the Annuity Payout Date.

JOINT OWNERSHIP
  If a Joint Owner is named in the application, then the Owner and Joint Owner share an undivided interest in the entire Contract as joint tenants with rights of survivorship. When an Owner and Joint Owner have been named, the Company will honor only requests for changes and the exercise of other Ownership rights made by both the Owner and Joint Owner. When a Joint Owner is named, all references to "Owner" throughout this Contract should be construed to mean both the Owner and Joint Owner, except for the "Statements" provision on page 10 and the "Death Benefit Provisions" on pages 18 through 20. Joint Owners are permitted only if the Contract is a Nonqualified Contract.

ANNUITANT
  The Annuitant is named on page 3. The Owner may change the Annuitant or any Joint Annuitant only prior to the Annuity Payout Date. The request for this change must be made in writing and Received by the Company at least 30 days prior to the Annuity Payout Date. No Annuitant may be named who is more than 85 years old on the Contract Date. When the Annuitant dies prior to the Annuity Payout Date, the Owner must name a new Annuitant within 30 days or, if sooner, by the Annuity Payout Date, except where the Owner is a Nonnatural Person. If a new Annuitant is not named, the Owner becomes the Annuitant.

PRIMARY AND SECONDARY BENEFICIARIES
  The Primary Beneficiary and any Secondary Beneficiary are named on page 3. The Owner may change any Beneficiary as described in "Ownership and Beneficiary Changes" below. If the Primary Beneficiary dies prior to the Owner, the Secondary Beneficiary becomes the Primary Beneficiary. Unless the Owner directs otherwise, when there are two or more Primary Beneficiaries, they will receive equal shares. The Owner may designate a permanent Beneficiary whose rights under the Contract may not be changed without his or her written consent.

OWNERSHIP AND BENEFICIARY CHANGES
  Subject to the terms of any existing Assignment, the Owner may name a new Owner, a new Primary Beneficiary or a new Secondary Beneficiary. Any new choice of Owner, Primary Beneficiary or Secondary Beneficiary will revoke any prior choice. Any change must be made in writing and recorded at the Home Office. The change will become effective as of the date the written request is signed, whether or not the Owner is living at the time the change is recorded. A new choice of Primary Beneficiary or Secondary Beneficiary will not apply to any payment made or action taken by the Company prior to the time it was recorded. The Company may require the Contract be returned so these changes may be made.

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PURCHASE PAYMENT PROVISIONS
--------------------------------------------------------------------------------

FLEXIBLE PURCHASE PAYMENTS
  The Contract begins on the Contract Date when the initial Purchase Payment is applied under the Contract. The Owner is not required to continue Purchase Payments in the amount or frequency originally planned. The Owner may: (1) increase or decrease the amount of Purchase Payments, subject to any Contract or administrative limits; or (2) change the frequency of Purchase Payments. A change in frequency or amount of Purchase Payments does not require a written request.

PURCHASE PAYMENT LIMITATIONS
  Total Purchase Payments to the Contract may not be greater than $1,000,000 without prior approval by the Company. The minimum subsequent Purchase Payment amount is set forth on page 3.

PURCHASE PAYMENT ALLOCATION
  Purchase Payments may be allocated among the Subaccounts and the Fixed Account. The allocation to each Account must be a whole percentage. No less than 5 percent of the Purchase Payment may be allocated to any Account. The Owner may change the allocation of Purchase Payments by submitting a written request to the Company or by other means permitted by the Company.

PLACE OF PAYMENT
  All Purchase Payments under this Contract are to be paid to the Company at its Home Office. Purchase Payments after the first Purchase Payment are applied as of the end of the Valuation Period during which they are Received by the Company.

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ACCOUNT VALUE AND EXPENSE PROVISIONS
--------------------------------------------------------------------------------

ACCOUNT VALUE
  Account Value is determined on each Valuation Date: (1) prior to the Annuity Payout Date; and (2) after the Annuity Payout Date for Options 5 through 7 and for Option 9 during the Liquidity Period. Account Value is the sum of: (1) the Separate Account Value; and (2) the Fixed Account Value. At any time after the first Contract Year and prior to the Annuity Payout Date, the Company reserves the right to pay to the Owner the Account Value as a lump sum if it is below $2,000.

FIXED ACCOUNT VALUE
  On any Valuation Date, the Fixed Account Value is equal to any part of the First Purchase Payment allocated under the Contract to the Fixed Account:

  PLUS
  1. any  other  Purchase  Payment  allocated  under the  Contract  to the Fixed
     Account;
  2. any Exchanges from the Separate Account to the Fixed Account; and
  3. any interest credited to the Fixed Account.

  LESS:
  1. any Withdrawals deducted from the Fixed Account;
  2. any Exchanges from the Fixed Account to the Separate Account;
  3. any Premium Taxes; and
  4. any Fixed Account Value which is applied to any of Annuity Options 1 through 4, 8 or 9; and
  5. any Annuity Payments made under Annuity Options 5 through 7.

FIXED ACCOUNT INTEREST CREDITING
  The Company shall credit interest on Fixed Account Value at an annual rate at least equal to the Guaranteed Rate set forth on page 3. Also, the Company may in its sole judgment credit Current Interest at a rate in excess of the Guaranteed Rate. The rate of Current Interest, if declared, shall be fixed during the Guarantee Period. Fixed Account Value shall earn Current Interest during each Guarantee Period at the rate, if any, declared by the Company on the first day of the Guarantee Period.

  The Company may credit Current Interest on Account Value that was allocated or exchanged to the Fixed Account during one period at a different rate than amounts allocated or exchanged to the Fixed Account in another period. Also, the Company may credit Current Interest on Fixed Account Value at different rates based upon the length of the Guarantee Period. Therefore, at any time, portions of Fixed Account Value may be earning Current Interest at different rates based upon the period during which such portions were allocated or exchanged to the Fixed Account and the length of the Guarantee Period.

SEPARATE ACCOUNT VALUE
  On any Valuation Date, the Separate Account Value is the sum of the then current value of the Accumulation Units allocated to each Subaccount for this Contract. The number of Accumulation Units initially allocated to each Subaccount is determined by dividing: (1) the portion of the first Purchase Payment allocated to the Subaccount on the Contract Date; by (2) the Accumulation Unit Value on the Contract Date.

ACCUMULATION UNIT VALUE
  The  initial  Accumulation  Unit  Value for each  Series  was set at $10.  The
  Accumulation Unit Value for any subsequent Valuation Date is equal to (1) multiplied by (2) where:

  1. is the Accumulation Unit Value determined on the immediately preceding Valuation Date; and
  2. is the Net Investment Factor on the Valuation Date with respect to which the Accumulation Unit Value is being determined.

NET INVESTMENT FACTOR

  The Net Investment Factor for any Subaccount as of the end of any Valuation Period is found by dividing (1) by (2) and subtracting (3) from the result, where:

    1. is equal to:

       a. the net asset value per share of the mutual fund held in the Subaccount found at the end of the current Valuation Period; plus

       b. the per share amount of any dividend or capital gain distributions paid by the Subaccount's underlying mutual fund that is not included in the net asset value per share; plus or minus

       c. a per share charge or credit for any taxes reserved for, which the Company deems to have resulted from the operation of the Separate Account or Subaccount; the operations of the Company with respect to the Contract; or the payment of premium or acquisition costs under the Contract.

    2. is the net asset value per share of the Subaccount's underlying mutual fund as found at the end of the prior Valuation Period.

    3. is a daily factor representing the Mortality and Expense Risk charge deducted from the Separate Account.

DETERMINING ACCUMULATION UNITS
  The number of Accumulation Units allocated to a Subaccount under the Contract will not change as a result of investment experience. Events that change the number of Accumulation Units are:

    1. Purchase Payments applied to the Subaccount;
    2. Account Value Exchanged into or out of the Subaccount;
    3. Withdrawals deducted from the Subaccount;
    4. Annuity Payments from the Subaccount under Options 5 through 7 and 9;
    5. Any amounts deducted from the Subaccount to increase the amount of the Annuity Payments under Option 9 to the amount of the Floor Payment;
    6. Separate Account Value applied to any of Annuity Options 1 through 4 or 8; and
    7. Premium Taxes deducted from the Subaccount.

MORTALITY AND EXPENSE RISK CHARGE
  The Company will deduct the Mortality and Expense Risk Charge shown on page 3. This charge will be computed and deducted from each Subaccount on each Valuation Date. This charge is factored into the Accumulation Unit and Payment Unit Values on each Valuation Date.

PREMIUM TAX EXPENSE
  The Company reserves the right to deduct Premium Tax when due or any time thereafter. Any Premium Taxes will be deducted as described on page 3.

MUTUAL FUND EXPENSES
  Each Subaccount invests in shares of a mutual fund. The net asset value per share of each such fund reflects the deduction of any investment advisory fees and other expenses of the fund. These fees and expenses are not deducted from the assets of a Subaccount, but are paid by the funds. The Owner indirectly bears a pro rata share of such fees and expenses. A fund's fees and expenses are not specified or fixed under the terms of this Contract.

--------------------------------------------------------------------------------
WITHDRAWAL PROVISIONS
--------------------------------------------------------------------------------

WITHDRAWALS
  Prior to the Annuity Payout Date, a full Withdrawal of Account Value or Partial Withdrawal of Separate Account Value is permitted. Partial Withdrawals of Fixed Account Value are restricted as described below. On or after the Annuity Payout Date, the Owner may withdraw Account Value if one of Options 5 through 7 has been elected. The Owner also may withdraw Account Value during the Liquidity Period under Option 9. Under these options, a full Withdrawal of Account Value or full or partial Withdrawal of Separate Account Value is allowed. Partial Withdrawals of Fixed Account Value are restricted as described below. This provision is subject to any federal or state Withdrawal restrictions.

  A partial Withdrawal of Fixed Account Value may be made only: (1) during the calendar month in which the applicable Guarantee Period expires; and (2) once per Contract Year in an amount up to the greater of $5,000 or 10 percent of the Fixed Account Value at the time of the partial Withdrawal. Systematic Withdrawals are permitted prior to the Annuity Payout Date.

  The Owner also may withdraw the present value of future Annuity Payments commuted at the Assumed Interest Rate if a Variable Annuity under Option 8 has been elected.

  Upon the Owner's request for a full Withdrawal, the Company will pay the Withdrawal Value in a lump sum.

  All Withdrawals must meet the following conditions:

    1. The request for Withdrawal must be Received by the Company in writing or under other methods allowed by the Company.

    2. The Owner must request a Withdrawal while this Contract is in force.

    3. The amount Withdrawn must be at least $500.00 except when terminating the Contract.

    4. For Option 9, the request for Withdrawal must be Received by the Company prior to the Liquidity Period Expiration Date set forth on page 3.

  A partial Withdrawal request must state the allocations for deducting the Withdrawal from each Account. Withdrawals of Fixed Account Value shall be made:

  (1) first from Fixed Account Value for which the Guarantee Period expires during the calendar month in which the Withdrawal is effected;

  (2) then in the order that starts with Fixed Account Value which has the longest amount of time before its Guarantee Period expires; and

  (3) ends with that which has the least amount of time before its Guarantee Period expires.

WITHDRAWAL VALUE
  The Withdrawal Value as of any Valuation Date will be:

  (1) the Account Value (or for Option 8, the present value of future Annuity Payments commuted at the Assumed Interest Rate); less

  (2) any Premium Taxes due or paid by the Company; and

  (3) for Option 9, the Withdrawal Charge set forth on page 3.

  If Account Value after any partial Withdrawal is $2,000 or less, or with respect to Option 8, Annuity Payments would be less than $100, the Company reserves the right to treat such partial Withdrawal as a full Withdrawal.

WITHDRAWAL CHARGE
  If part or all of the Account Value is Withdrawn under Option 9, a Withdrawal Charge is applied at the time of Withdrawal. The amount of the charge is based on the year in which the Withdrawal is made measured from the Annuity Payout Date. See the Withdrawal Charge set forth on page 3. The Withdrawal Charge is applied to the amount of the Withdrawal and is deducted from Account Value allocated to the Subaccounts in the same proportion as the Withdrawal is allocated.

PAYMENT ADJUSTMENT
  Upon a partial Withdrawal during the Liquidity Period under Option 9, the Company will adjust the amount of the Annuity Payment and Floor Payment as follows. The Company will reduce the amount of the Annuity Payment and Floor Payment by a percentage determined by dividing the amount of the Withdrawal, including the amount of the Withdrawal Charge, by Account Value on the date of the Withdrawal. The number of Payment Units used to compute each Annuity Payment will be reduced by the same percentage.:

  An example of a payment adjustment is set forth below:

    SUBACCOUNTS FROM      ACCOUNT VALUE     WITHDRAWAL AMOUNT
    WHICH ANNUITY         ON DATE OF        (INCLUDING WITHDRAWAL     PERCENTAGE
    PAYMENT IS MADE       WITHDRAWAL        CHARGES)                  REDUCTION

    Equity Income          $95,000                 $0                      0%
    International Stock    $25,000            $15,000                     60%
    Total                 $120,000            $15,000                   12.5%

    SUBACCOUNTS FROM  PRIOR TO PARTIAL WITHDRAWAL   AFTER PARTIAL WITHDRAWAL
    WHICH ANNUITY     ---------------------------   ----------------------------
    PAYMENT IS MADE   ANNUITY    PAYMENT    FLOOR   ANNUITY   PAYMENT  FLOOR
                      PAYMENT     UNITS    PAYMENT  PAYMENT    UNITS  PAYMENT(1)

    Equity Income(2)       $300   29.7914     N/A      $300    29.7914       N/A
    International Stock(3) $100    9.7847     N/A       $40     3.9139       N/A
    Total                  $400              $304      $340                 $266

DATE OF REQUEST
  The Company will effect a Withdrawal of Separate Account Value on the basis of Accumulation Unit Value determined as of the end of the Valuation Period in which all the required information is Received by the Company.

SYSTEMATIC WITHDRAWALS
  Systematic Withdrawals are automatic distributions from the Contract in substantially equal amounts prior to the Annuity Payout Date. In order to start Systematic Withdrawals, the Owner must make the request in writing. The Minimum Systematic Withdrawal is set forth on page 3. The Owner must choose the type of payment.

  The payment type may be:

  (1) a percentage of Account Value;
  (2) a specified dollar amount;
  (3) all earnings in the Contract; or
  (4) based upon the life expectancy of the Owner or the Owner and a beneficiary.

  The payment frequency may be: (1) monthly; (2) quarterly; (3) semiannually; or
  (4) annually.

  Systematic Withdrawals of Fixed Account Value must provide for payment over a period of not less than 36 months. Systematic Withdrawals may be stopped by the Owner upon proper written request Received by the Company at least 30 days in advance. The Company reserves the right to stop, modify or suspend Systematic Withdrawals.

--------------------------------
    1 The Floor Payment is reduced by 12.5%, the percentage by which the partial Withdrawal reduced Account Value.
    2 The Annuity Payment and Payment Units allocated to this Subaccount are not reduced in this example, because no amount is withdrawn from Account Value allocated to the Equity Income Subaccount.
    3 The Annuity Payment and Payment Units are reduced by 60%, the percentage by which the partial Withdrawal reduced Account Value allocated to the International Stock Subaccount.

PAYMENT OF WITHDRAWAL BENEFITS
  The Company reserves the right to suspend an Exchange or delay payment of a Withdrawal from the Separate Account for any period:

    1. when the New York Stock Exchange is closed; or
    2. when trading on the New York Stock Exchange is restricted; or
    3. when an emergency exists as a result of which: (a) disposal of securities held in the Separate Account is not reasonably practicable; or (b) it is not reasonably practicable to fairly value the net assets of the Separate Account; or
    4. during any other period when the SEC, by order, so permits to protect owners of securities.

  Rules and regulations of the SEC will govern as to whether the conditions set forth above exist.

  The Company further reserves the right to delay payment of a Withdrawal from the Fixed Account for up to six months as required by most states. The Company will notify the Owner if there will be a delay.

--------------------------------------------------------------------------------
DEATH BENEFIT PROVISIONS
--------------------------------------------------------------------------------

DEATH BENEFIT
  If any Owner dies prior the Annuity Payout Date, a Death Benefit will be paid to the Designated Beneficiary when due Proof of Death and payment instructions are Received by the Company. If an Owner is a Nonnatural Person, the Death Benefit will be paid in the event of the death of the Annuitant or any Joint Owner that is a natural person prior to the Annuity Payout Date. Further, if an Owner is a Nonnatural Person, the amount of the death benefit is based on the age of the Annuitant or any Joint Owner that is a natural person on the Contract Date.

  If the age of each Owner was 75 or younger on the Contract Date, the Death Benefit will be the greatest of:

  (1) all Purchase Payments, less any Premium Taxes due or paid by the Company and less all partial Withdrawals;
  (2) the Account Value on the date due Proof of Death and payment instructions are Received by the Company, less any Premium Taxes due or paid by the Company; or
  (3) the Stepped-Up Death Benefit below.

  The Stepped-Up Death Benefit is:

    1. the largest Death Benefit on any Contract Anniversary that is both an exact multiple of five and occurs prior to the oldest Owner reaching age 76; plus
    2. any Purchase Payments received since the applicable fifth Contract Anniversary; less
    3. any reductions caused by Withdrawals since the applicable fifth Contract Anniversary; less
    4. any Premium Taxes due or paid by the Company.

  If the age of any  Owner on the  Contract  Date  was 76 or  older,  the  Death
  Benefit will be: (1) the Account Value on the date due Proof of Death and payment instructions are Received by the Company; less (2) any Premium Taxes due or paid by the Company.

  If a lump sum payment is requested, the payment will be made in accordance with any laws that govern the payment of Death Benefits.

  The value of the Death Benefit is determined as of the date that both Proof of Death and payment instructions are Received by the Company in good order.

  In the event of any Owner's death on or after the Annuity Payout Date, the Death Benefit will be determined under the terms of the Annuity Option. Any Death Benefit will be paid to the Designated Beneficiary when due proof of death and payment instructions are Received by the Company.

PROOF OF DEATH
  Any of the following will serve as Proof of Death:

    1. certified copy of the death certificate;
    2. certified decree of a court of competent jurisdiction as to the finding of death;
    3. written statement by a medical doctor who attended the deceased Owner; or
    4. any proof accepted by the Company.

DISTRIBUTION RULES

  In the event of an Owner's death prior to the Annuity Payout Date, the entire Death Benefit shall be paid within 5 years after the death of the Owner. In the event that the Designated Beneficiary elects an Annuity Option, the length of time for the payment period may be longer than 5 years if:

  (1) the Designated Beneficiary is a natural person;
  (2) the Death Benefit is paid out under one of Annuity Options 1 through 9;
  (3) payments are made over a period that does not exceed the life or life expectancy of the Designated Beneficiary; and
  (4) Annuity Payments begin within one year of the death of the Owner.

  If the deceased Owner's spouse is the sole Designated Beneficiary, the spouse shall become the sole Owner of the contract. He or she may elect to: (1) keep the Contract in force until the sooner of the spouse's death or the Annuity Payout Date; or (2) receive the Death Benefit.

  If any Owner dies on or after the Annuity Payout Date, Annuity Payments shall continue to be paid at least as rapidly as under the method of payment being used as of the date of the Owner's death.

  If the Owner is a Nonnatural Person, the distribution rules set forth above apply in the event of the death of, or a change in, the Annuitant. This Contract is deemed to incorporate any provision of Section 72(s) of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision. This Contract is also deemed to incorporate any other provision of the Code deemed necessary by the Company, in its sole judgment, to qualify this Contract as an annuity. The application of the distribution rules will be made in accordance with Code section 72(s), or any successor provision, as interpreted by the Company in its sole judgment.

  The foregoing distribution rules do not apply to a Contract which is:

  (1) provided under a plan described in Code section 401(a);
  (2) described in Code section 403(b);
  (3)  an  individual   retirement  annuity  or  provided  under  an  individual
  retirement account or annuity; or
  (4) otherwise exempt from the Code section 72(s) distribution rules.

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ANNUITY PAYMENT PROVISIONS
--------------------------------------------------------------------------------

ANNUITY PAYOUT DATE
  The Annuity Payout Date is the date as of which the first Annuity Payment is computed under one of the Annuity Options. The Owner may elect the Annuity Payout Date at the time of application. If no Annuity Payout Date is chosen, the Company will use the later of: (1) the oldest Annuitant's seventieth birthday; or (2) the tenth Contract Anniversary. The Annuity Payout Date must be prior to the oldest Annuitant's ninetieth birthday.

CHANGE OF ANNUITY PAYOUT DATE
  The Owner may change the Annuity Payout Date. A request for the change must be made in writing. The written request must be Received by the Company at least 30 days prior to the new Annuity Payout Date as well as 30 days prior to the previous Annuity Payout Date.

ANNUITY OPTIONS
  The Contract provides for Annuity Payments to be made under one of nine Annuity Options. The Annuity Option is set forth on page 3. Options 1 through 4 and 9 generally provide for payments to be made during the life of the Annuitant or Joint Annuitants. Under Options 5 through 8, payments are made to the Annuitant and in the event of the Annuitant's death, to the Designated Beneficiary.

  Options 1 through 4 are available as either a Fixed or Variable Annuity Option 9 is available only as a Variable Annuity. Options 5 through 7 are also available as a combination of Fixed and Variable Annuity. The Annuity Options are described below.

  Prior to the Annuity Payout Date, the Owner may change the Annuity Option chosen. The Owner must request the change in writing. This request must be Received by the Company at least 30 days prior to the Annuity Payout Date.

OPTION 1
  LIFE INCOME OPTION: This option provides Annuity Payments for the life of the Annuitant. Upon the Annuitant's death, no further Annuity Payments will be made.

OPTION 2
  LIFE INCOME WITH PERIOD CERTAIN OPTION: This option provides Annuity Payments for the life of the Annuitant. A fixed period of 5, 10, 15 or 20 years may be chosen. Annuity Payments will be made to the end of this period even if the Annuitant dies prior to the end of the period. If the Annuitant dies before receiving all the Annuity Payments during the fixed period, the remaining Annuity Payments will be made to the Designated Beneficiary. Upon the Annuitant's death after the period certain, no further Annuity Payments will be made.

OPTION 3
  LIFE INCOME WITH INSTALLMENT OR UNIT REFUND OPTION: This option provides Annuity Payments for the life of the Annuitant, with a period certain determined by dividing the Annuity Payout Amount (as defined on page 25) by the amount of the first Annuity Payment. A fixed number of Annuity Payments will be made even if the Annuitant dies. If the Annuitant dies before receiving the fixed number of Annuity Payments, any remaining Annuity Payments will be made to the Designated Beneficiary. If the Annuitant dies after receiving the fixed number of Annuity Payments, no further Annuity Payments will be made.

OPTION 4
  JOINT AND LAST SURVIVOR OPTION: This option provides Annuity Payments for the lives of the Annuitant and Joint Annuitant. Annuity Payments will be made as long as either is living. Upon the death of one Annuitant, Annuity Payments continue to the surviving Joint Annuitant at the same or a reduced level of 75%, 66 2/3% or 50% of Annuity Payments, as elected by the Owner. With respect to Fixed Annuity Payments, the amount of the Annuity Payment, and, with respect to Variable Annuity Payments, the number of Annuity Units used to determine the Annuity Payment, is reduced as of the first Annuity Payment following the Annuitant's death. The percentage elected is set forth on page
  3. In the event of the death of one Annuitant, the surviving Joint Annuitant has the right to exercise all rights under the Contract, including the right to make Exchanges and Beneficiary changes. Upon the death of the last Annuitant, no further Annuity Payments will be made.

OPTION 5
  FIXED PERIOD OPTION: This option provides Annuity Payments for a fixed number of years between 5 and 20. If the Account Value is held in the Fixed Account, then the amount of the Annuity Payments will vary as a result of the interest rate (as adjusted periodically) credited on Fixed Account Value. This rate is guaranteed to be no less than the Guaranteed Rate set forth on page 3. The amount of each Fixed Annuity Payment is determined by dividing Fixed Account Value on the Annuity Payment date by the number of remaining Annuity Payments. If the Account Value is held in the Separate Account, then the amount of the Annuity Payments will vary as a result of the investment performance of the Subaccounts chosen. The amount of each Variable Annuity Payment is determined by multiplying the Accumulation Unit Value on the Annuity Payment date by the result of dividing total Accumulation Units by the number of remaining Annuity Payments. If the Annuitant dies before receiving the fixed number of Annuity Payments, any remaining Annuity Payments will be made to the Designated Beneficiary.

OPTION 6
  FIXED PAYMENT OPTION: This option provides for Annuity Payments of a fixed amount selected by the Owner. This amount is paid until Account Value is exhausted. If the Account Value is held in the Fixed Account, then the number of Annuity Payments will vary as a result of the interest rate (as adjusted periodically) credited on Fixed Account Value. This rate is guaranteed to be no less than the Guaranteed Rate set forth on page 3. If the Account Value is held in the Separate Account, then the number of Annuity Payments will vary as a result of the investment performance of the Subaccounts chosen. If the Annuitant dies before receiving all of the Annuity Payments, any remaining Annuity Payments will be made to the Designated Beneficiary. This Option is available only for Nonqualified Contracts.

OPTION 7
  AGE RECALCULATION OPTION: This option provides for Annuity Payments based upon the Annuitant's life expectancy, or the joint life expectancy of the Annuitant and a beneficiary, at the Annuitant's attained age (and the Annuitant's beneficiary's attained or adjusted age) each year. The Annuity Payments are computed by reference to actuarial tables prescribed by the Treasury Secretary and in accordance with Section 401(a)(9) of the Internal Revenue Code and rules and regulations thereunder. Annuity Payments are made until Account Value is exhausted. If the Account Value is held in the Fixed Account, then the amount of the Annuity Payments will vary as a result of the interest rate (as adjusted periodically) credited on Fixed Account Value. This rate is guaranteed to be not less than the Guaranteed Rate set forth on page 3. If the Account Value is held in the Separate Account, then the amount of the Annuity Payments will vary as a result of the investment performance of the Subaccounts chosen. If the Annuitant dies before receiving the remaining Annuity Payments, Account Value will be paid to the Designated Beneficiary.

OPTION 8
  PERIOD CERTAIN OPTION: This option provides Annuity Payments for a fixed period of 5, 10, 15 or 20 years. Annuity Payments will be made until the end of this period. If the Annuitant dies prior to the end of the period, the remaining Annuity Payments will be made to the Designated Beneficiary.

OPTION 9
  LIFE INCOME WITH LIQUIDITY OPTION: This option provides monthly Annuity Payments for the life of the Annuitant or the lives of the Annuitant and a Joint Annuitant with a period certain of 15 years (or less in certain instances where the period certain would exceed the life expectancy of the Annuitant or joint life expectancy of the Joint Annuitants). Annuity Payments under this option are guaranteed never to be less than 80 percent of the initial Annuity Payment ("Floor Payment"); provided that the Floor Payment is adjusted in the event of a Withdrawal. See "Withdrawal Provisions" on pages 15 through 18. The amount of the Annuity Payment will remain level for 12 month intervals and will reset on each anniversary of the Annuity Payout Date as discussed under "Payment Units," on pages 26 and 27. Annuity Payments during the Liquidity Period are paid from Account Value and reduce the amount of Account Value available for Withdrawal.

  If Account Value allocated to a Subaccount from which Annuity Payments are being made will be reduced to $0 by the current Annuity Payment, the Annuity Payment will be adjusted as of the date of that payment. The amount of any shortfall in the affected Subaccount will be deducted from the first of the Subaccounts set forth on page 3 that has Account Value. Until the next reset of the Annuity Payment, Annuity Payments will be made from the Subaccounts that have Account Value in the same proportion as Account Value is allocated among the Subaccounts on the date of the payment adjustment. Payment Units also will be adjusted as of that date to reflect the proportion of Account Value allocated to the Subaccounts.

  If there are Joint Annuitants, upon the death of one Annuitant, Annuity Payments continue to the surviving Joint Annuitant at the same or a reduced level of 75%, 66 2/3% or 50% of Annuity Payments as elected by the Owner. The percentage elected is set forth on page 3. The number of Payment Units used to determine each Annuity Payment is reduced as of: (1) the Annuity Payment due on the Period Certain Expiration Date; or (2) if later, the first Annuity Payment following the death of the Joint Annuitant. If such death occurs during the Liquidity Period, the Annuity Payment may be increased as discussed under "Payment Adjustment Upon Death of Joint Annuitant" below.

  In the event of the death of the Annuitant or, in the case of Joint Annuitants, the last Annuitant, prior to the Period Certain Expiration Date, a death benefit will be paid as follows. In the event of death during the Liquidity Period, the death benefit is the Account Value as of the date due proof of death and payment instructions are Received by the Company. In the event of death during the period beginning at the close of the Liquidity Period and ending on the Period Certain Expiration Date, the Designated Beneficiary may elect the death benefit as follows: (1) the present value of the remaining guaranteed Annuity Payments as of the date due proof of death and payment instructions are Received by the Company, commuted at the Assumed Interest Rate, and paid in a lump sum; or (2) the remaining guaranteed Annuity Payments paid to the Designated Beneficiary on a monthly basis until the Period Certain Expiration Date.

PAYMENT ADJUSTMENT UPON DEATH OF JOINT ANNUITANT
  Under Option 9, if a Joint Annuitant dies during the Liquidity Period, the amount of the Annuity Payment to the surviving Joint Annuitant may be increased beginning on the date of the 61st Annuity Payment. The determination of whether to increase the amount of the Annuity Payment is made as of the date of the 61st Annuity Payment, as follows. An amount equal to the present value of future Annuity Payments based on the joint lives of the Annuitants, commuted at the Assumed Interest Rate, is divided by $1,000, and the result is multiplied by an amount determined by reference to the Annuity Table for Option 2 with a ten year period certain based upon the surviving Joint Annuitant's age and sex (unless unisex rates apply). If the amount of the Annuity Payment as determined above is greater than the Annuity Payment calculated as of the date of the 61st Annuity Payment, the Annuity Payment will be increased as of the date of the 61st Annuity Payment to that amount and the Floor Payment and number of Payment Units will be increased proportionately.

ANNUITY PAYOUT AMOUNT

  The Annuity Payout Amount is used to calculate Annuity Payments under Annuity Options 1 through 4, 8 and 9. The Annuity Payout Amount is:

  (1) Account Value on the Annuity Payout Date; less
  (2) any Premium Taxes due or paid by the Company; less
  (3) for Fixed Annuity Payments, an amount equal to 1.8% of Account Value on the Annuity Payout Date.

  Annuity Payout Amount allocated to the Fixed Account is applied to purchase a Fixed Annuity and that allocated to the Subaccounts is applied to purchase a Variable Annuity. The Annuity Payout Amount is divided by $1,000, and the result is multiplied by the applicable amount in the Annuity Tables to determine the minimum guaranteed monthly Annuity Payment with respect to a Fixed Annuity or the first monthly Annuity Payment with respect to a Variable Annuity.

FIXED ANNUITY PAYMENTS
  With respect to Fixed Annuity Payments, the amount set forth in the Annuity Tables, as adjusted for the rate of interest credited by the Company, is the amount of each monthly Annuity Payment for Annuity Options 1 through 4 and 8. For Options 5 through 7, Fixed Annuity Payments are based on Account Value.

VARIABLE ANNUITY PAYMENTS
  With respect to Variable Annuity Payments, the amount set forth in the Annuity Tables, as adjusted for the Assumed Interest Rate, is the amount of the FIRST monthly Annuity Payment for Annuity Options 1 through 4, 8 and 9. The amount of each Annuity Payment after the first for these options is computed by means of Payment Units as set forth on pages 26 and 27. For Options 5 through 7, Variable Annuity Payments are based on Account Value. Variable Annuity Payments will fluctuate with the performance of the Subaccount(s).

ANNUITY TABLES
  The amounts set forth in the Annuity Tables for Annuity Options 1 through 4 and 9 depend on the sex (unless unisex rates apply) and age of the Annuitant or the Joint Annuitants on the Annuity Payout Date. The Annuity Tables are modified to reflect (1) the Assumed Interest Rate for Variable Annuity Payments; or (2) the rate of interest in effect on the Contract Date for Fixed Annuity Payments. The rate of interest for Fixed Annuity Payments is guaranteed to be no less than the Guaranteed Rate set forth on page 3. The Annuity Tables contain the amount of monthly Annuity Payment per $1,000 of Annuity Payout Amount. The Annuity Tables state values for the exact ages shown. The values will be interpolated based on the exact age(s) of the Annuitant or Joint Annuitants on the Annuity Payout Date. The basis of the Annuity Tables for Options 1 through 4 and 9 and the Assumed Interest Rate are set forth on page 3. The Annuity Tables for Option 8 are determined without reference to the age or sex of the Annuitant and are based upon the Assumed Interest Rate. Annuity Payments for Options 5 through 7 are computed without reference to the Annuity Tables. The Annuity Tables are used in accordance with generally accepted actuarial principles.

ANNUITY PAYMENTS
  No Annuity Option can be selected that requires the Company to make Annuity Payments of less than $100.00; provided that there is no minimum Annuity Payment under Option 9. Each Annuity Option allows for making Annuity Payments annually, semiannually, quarterly or monthly, except Option 9 for which Annuity Payments are made monthly. Annuity Payments due on a date other than a Valuation Date, are paid as of the end of the next following Valuation Date.

PAYMENT UNITS
  On the Annuity Payout Date, the amount of the first Variable Annuity Payment is divided by the Payment Unit Value as of that date to determine the number of Payment Units to be used in calculating subsequent Annuity Payments. If the Annuity Payout Amount was allocated to more than one Subaccount, the first Variable Annuity Payment will be allocated to each Subaccount in the percentage corresponding to the Annuity Payout Amount allocation. The number of Payment Units for each Subaccount is then found by dividing the amount of the first Variable Annuity Payment allocated to that Subaccount by the Payment Unit Value for the Subaccount on the Annuity Payout Date. The number of Payment Units for the Subaccount then remains constant, unless an Exchange of Payment Units or a Withdrawal is made. After the first Variable Annuity Payment, the dollar amount of each subsequent Annuity Payment is equal to the sum of the payment amount determined for each Subaccount. The payment amount for each Subaccount is equal to the number of Payment Units allocated to that Subaccount multiplied by the Payment Unit Value on the date of the Annuity Payment. For Option 9, the amount of each Annuity Payment is calculated as described above; provided that the amount of the Annuity Payment is reset only once each year on the 12-month anniversary of the Annuity Payout Date.

  An example of a Variable Annuity Payment calculation for a male, age 60 is as follows:

  Annuity Payout Amount = $100,000                            $100,000
                                                               -------- = 100
                                                                $1,000

  Amount  determined  by reference in 1998 to Annuity
  Table for a male, age 60 under Option 9                     $4.78

  First Variable Annuity Payment                              100 x $4.78 = $478


                            FIRST VARIABLE    PAYMENT UNIT    NUMBER OF PAYMENT
                  PURCHASE    ANNUITY           VALUE ON       UNITS USED TO
                  PAYMENT     PAYMENT           ANNUITY          DETERMINE
  SUBACCOUNT     ALLOCATION  ALLOCATION       PAYOUT DATE    SUBSEQUENT PAYMENTS

  Equity Income     50%        $239.00    /       $1.51     =      158.2781
  International     50%        $239.00    /       $1.02     =      234.3137
  Stock

  An example of an annual reset under Option 9 of the Annuity Payment amount using the assumptions above is as follows:

                              PAYMENT DATE              PAYMENT AMOUNT

  Annuity Payout Date             2/15                      $478
                                  3/15                      $478
                                  4/15                      $478
                                  5/15                      $478
                                  6/15                      $478
                                  7/15                      $478
                                  8/15                      $478
                                  9/15                      $478
                                 10/15                      $478
                                 11/15                      $478
                                 12/15                      $478
                                  1/15                      $478
  Annual Reset                    2/15                      $510.98

                          PAYMENT        PAYMENT UNIT VALUE        NEW ANNUITY
  SUBACCOUNT               UNITS        ON ANNUAL RESET DATE      PAYMENT AMOUNT

  Equity Income          158.2781   x          $1.60          =      $253.24
  International Stock    234.3137   x          $1.10          =      $257.74
                                                                     -------
                                                                     $510.98

PAYMENT UNIT VALUE

  The Payment Unit Value for each Subaccount was first set at $1.00. The Payment Unit Value for any subsequent Valuation Date is equal to (a) times (b) times
  (c), where:

    (a) is the Payment Unit Value on the immediately preceding Valuation Date;
    (b) is the Net Investment Factor for the day;
    (c)is a factor used to adjust for the Assumed Interest Rate set forth on page 3 which is used to determine Variable Annuity Payment amounts.

                      A BRIEF DESCRIPTION OF THIS CONTRACT

          This is a FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT

            * Purchase Payments may be made until the earlier of the Annuity Payout Date or termination of the Contract.

            * A Death Benefit may be paid prior to the Annuity Payout Date according to the Contract provisions.

            * Annuity Payments begin on the Annuity Payout Date using the method specified in this Contract.

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. (SEE "ACCOUNT VALUE AND EXPENSE PROVISIONS" AND "ANNUITY PAYMENT PROVISIONS" FOR DETAILS.)

                                   [SBL LOGO]
                     SECURITY BENEFIT LIFE INSURANCE COMPANY
               A Member of The Security Benefit Group of Companies
                  700 SW Harrison Street, Topeka, KS 66636-0001